DWS Technology Fund










N-Sar November 1, 2010 - April 29 , 2011










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares
Purch
by
Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
NEOPHOTONICS CORPORATION
64051T100
2/1/2011
77,000,000
$11.00

80,065
1.14%

BOA, DB, MS,
PIPER,
THINKEQUITY
ML
SERVICE SOURCE INTERNATIONAL
81763U100
3/24/2011
107,460,000
$10.00

44,031
0.41%

DB, MS, LAZ,
PIPER, BLAIR,
JMP
MS
INPHI CORPORATION
45772F107
11/10/2010
81,600,000
$12.00

18,060
0.27%

DB, JEFF, MS
MS